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                                                               EXHIBIT 23.3





The Board of Directors
Quantum Optech Incorporation



We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Certified Public Accountants
-------------------------------------
    KPMG Certified Public Accountants


Taipei, Taiwan
September 8, 2000